Exhibit 99.1

We spent approximately $325 million on strategic investments and acquisitions during the second quarter, including on the previously announced acquisition of Grass Valley. Grass Valley is a leading provider of innovative technologies for the broadcast industry, including production switchers, cameras, servers, and editing solutions. Grass Valley is headquartered in the United States and will be included in our Broadcast segment. The purchase price for the acquisition of Grass Valley, which we completed on March 31, 2014, remains subject to a working capital adjustment.